EXHIBIT 5.1

VEDDER PRICE                      VEDDER,PRICE, KAUFMAN & KAMMHOLZ
                                  222 NORTH LASALLE STREET
                                  CHICAGO, ILLINOIS  60601-1003
                                  312-609-7500
                                  FACSIMILE: 312-609-5005

                                  A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                  KAUFMAN & KAMMHOLZ, P.C.
                                  WITH OFFICES IN CHICAGO AND NEW YORK CITY

                                  March 5, 2001

Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045

         Re:      Registration Statement on Form S-3
                  ----------------------------------

Gentlemen:

         We are acting as special counsel to Wintrust Financial Corporation, an Illinois corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") relating to up to 155,433 shares of the Company's common stock, without par value (the "Common Stock"). The Common Stock is to be issued, from time to time, in connection with the exercise of warrants to purchase the Common Stock.

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the By-Laws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 155,433 shares of Common Stock offered pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable shares of Common Stock.

         The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.

                                      Very truly yours,


                                      VEDDER, PRICE, KAUFMAN & KAMMHOLZ